NOVASTAR ANNOUNCES FIRST QUARTER 2007 EARNINGS

RELEASE AND EARNINGS CONFERENCE CALL

KANSAS CITY, MO., May 8, 2007 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, will report first quarter 2007 financial results on May 10, 2007. A conference call to discuss first quarter results will take place on May 11, 2007 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).

To participate in the conference call, please call 1-866-409-1555 approximately 15 minutes before the scheduled start of the call. If you are unable to participate in the live event, a replay will be available until May 18, 2007 at 1-888-203-1112. The confirmation code for the replay is 5334740.

The call may also be accessed at NovaStar’s website – www.novastarmortgage.com. A copy of the presentation slides will be posted approximately one hour before the start of the earnings conference call.

About NovaStar

NovaStar Financial, Inc. (NYSE:NFI) is a specialty finance company that originates, purchases, securitizes, sells and invests in nonconforming loans and mortgage-backed securities. The Company also services a large portfolio of residential nonconforming loans. NovaStar specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. Founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of independent mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

Investor Relations Contact

Jeff Gentle

816.237.7424